UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.02	Termination of a Material Definitive Agreement

On January 30, 2015, Griffin Partners, Inc. (“Griffin Partners”) terminated the Real Estate Purchase and Sale Agreement, dated November 14, 2014, between Griffin Partners and our wholly-owned subsidiary Lex-Gen Woodlands, L.P. (the “Agreement”) due to uncertainty in real estate and financing market conditions.
Under the Agreement, we had agreed to sell our facilities in The Woodlands, Texas (the “Property”) to Griffin Partners for a purchase price of $24.5 million. Such sale was subject to normal and customary closing conditions, including a study period, which extended until February 2, 2015, during which Griffin Partners could conduct inspections, analyses and other studies of the Property and was permitted to terminate the Agreement in its discretion.
We intend to explore other strategic alternatives with respect to the Property consistent with our strategy to reduce facilities costs, including the potential sale of the Property to an alternative third party.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: February 5, 2015	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel